Exhibit 99.1

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RTX provides update on Pratt & Whitney GTF fleet; Updates 2023 and 2025 outlook; Updates 2023 sales outlook and reaffirms adjusted EPS1 and free cash flow1 outlook
RTX to recognize charge in third quarter due to Pratt & Whitney powder metal manufacturing matter

ARLINGTON, Va., September 11, 2023 – RTX (NYSE:  RTX) is providing an update on the impact to the Pratt & Whitney GTF fleet arising from the previously disclosed rare condition in powder metal used to manufacture certain engine parts.  As a result of recent updates to this matter, RTX will recognize a third quarter charge which will impact reported sales and earnings for the year.
Pratt GTF Fleet Update
•	In connection with the previously disclosed rare condition in powder metal, fleet management plan developed for PW1100 GTF engines, which power the A320neo
•	Approximately 600 to 700 engines will be removed for shop visits between 2023 and 2026, beyond Pratt & Whitney's shop visit forecast entering 2023
•	A majority of the incremental engine removals required by the fleet management plan will occur in 2023 and early 2024
•	The accelerated removals and incremental shop visits will result in higher aircraft on ground
•	Adding maintenance capacity, increasing part output and taking other action to mitigate impact to PW1100 GTF fleet
•	Pratt & Whitney is analyzing the impact of powder metal on other engine models within its fleet, and other engine models currently are expected to be far less impacted
•	RTX pre-tax operating profit impact is estimated to be between $3 billion and $3.5 billion over the next several years, inclusive of an approximately $3 billion pre-tax charge in Q3, after partners’ share of charges
Updates Outlook for Full Year 2023
•	Reported sales[2] of $67.5 - $68.5 billion
•	Confirms adjusted sales[1,3] of $73.0 - $74.0 billion
•	Confirms adjusted EPS[1,3] of $4.95 - $5.05
•	Confirms free cash flow[1,2] of approximately $4.3 billion
•	Confirms share repurchase of $3.0 billion of RTX shares
Updates 2025 Outlook
•	Reaffirms 2020 to 2025 RTX sales growth and margin expansion commitments
•
Updates 2025 free cash flow[1,2] commitment to reflect estimated impact of Pratt & Whitney powder metal matter.  Expects cash impact of approximately $1.5 billion during 2025, resulting in estimated RTX 2025 free cash flow[1,2] of approximately $7.5 billion

•	Reaffirms $33 - $35 billion capital return commitment to shareowners from the merger through 2025

1 Adjusted net sales, organic sales, adjusted organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”) and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations) is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure (such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures and other structural changes). We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.
2 Our expectation for reported sales and free cash flow, as applicable, reflects the impact of the Pratt & Whitney powder metal matter among other items.
3 Our expectation for adjusted sales and adjusted EPS, as applicable, excludes the impact of the Pratt & Whitney powder metal matter among other items.

“We are focused on addressing the challenges arising from the powder metal manufacturing issue,” said RTX Chairman and CEO Greg Hayes. “We will never compromise on the safe operation of our fleet, which is why the Pratt & Whitney team has worked diligently to develop its fleet management plan. At the same time, we recognize this is an extremely difficult situation for our customers, and we are proactively taking steps to support and mitigate the operational impact to them.”

RTX Executive Vice President & Chief Financial Officer, Neil Mitchill, stated “The financial charges related to the powder metal manufacturing issue, that will be recognized this quarter, reflect the impact of this matter and how we expect to support our customers. That said, the financial position of RTX remains strong, and we remain well positioned to execute on our strategic priorities.”
Pratt & Whitney GTF Fleet Update
As previously disclosed, Pratt & Whitney has determined that a rare condition in powder metal used to manufacture certain engine parts will require accelerated inspection of the PW1100G-JM (GTF) fleet, which powers the A320neo.
On August 4, 2023, Pratt & Whitney issued a special instruction (SI), to operators of GTF powered A320 aircraft, requiring accelerated inspections and engine removals covering the initial tranche of operational engines, no later than September 15, 2023.
Pratt & Whitney has also recently developed a fleet management plan for the remaining affected PW1100 GTF engines requiring a combination of a repetitive inspection protocol, at an interval of between approximately 2,800 and 3,800 cycles, and part life limits of between approximately 5,000 and 7,000 cycles, for high pressure turbine disks and high-pressure compressor disks. This fleet plan is expected to be released in one or more service bulletins (SB) within the next 60 days, following alignment with regulators.  The actions set forth in the SI and SB are anticipated to result in approximately 600 to 700 incremental shop visits between now and the end of 2026 beyond Pratt & Whtney's forecast entering 2023. A majority of the incremental engine removals will occur in 2023 and early 2024. As a result, Pratt & Whitney expects a significant increase in aircraft on ground levels for the GTF powered A320 fleet throughout 2024 – 2026.
The ultimate operational impact of the powder metal issue is subject to various data-driven assumptions that Pratt & Whitney continues to refine, including, among other items, shop visit quantity, workscope, turnaround time, and part availability. However, Pratt & Whitney is taking action to increase industrial output and shop visit capacity, as well as other measures, to mitigate the potential impact of this matter.  Further, the business is analyzing the impact of powder metal on other engine models within its fleet and currently believes that other models will be far less impacted based on existing inspections, lower utilization profiles and/or existing maintenance intervals. Pratt & Whitney continues to deliver new engines and spare parts for the PW1100 GTF and its other engine models.
RTX will record a pre-tax operating profit charge in the third quarter of 2023 of approximately $3 billion. This reflects Pratt & Whitney’s net 51% program share of the PW1100 GTF program. This includes estimates of potential compensation and other consideration for customer fleet disruption and the one-time Estimate-at-Completion (“EAC”) impact of estimated incremental costs to long-term maintenance contracts as a result of this matter. The incremental costs to the business’s long-term maintenance contracts include the cost of additional inspections, replacement of parts and other related impacts. RTX expects reported 2023 sales2 of $67.5 billion to $68.5 billion, with no change to its prior 2023 outlook for adjusted sales1,3 of $73 billion to $74 billion.

Updates to 2025 Financial Commitments Resulting from Powder Metal Matter
Despite the recent Pratt & Whitney powder metal matter, RTX remains uniquely positioned to benefit from the growing commercial aerospace and defense markets. The company continues to prioritize strategic investments in next generation technology and expanded capacity which will drive RTX towards its 2020 to 2025 adjusted annual sales1,3 growth commitment of 6 to 7 percent, and sustain long-term growth well beyond 2025.
Additionally, the company continues to execute on its completed business realignment, structural cost reduction and operational modernization actions to leverage its scale and capabilities to achieve best-in-class performance for customers and shareowners. Furthermore, RTX continues to develop additional actions to mitigate the impact resulting from the recent Pratt & Whitney powder metal matter.  Although the company expects a modest impact to Pratt & Whitney’s 2025 margin targets, at the RTX level, these initiatives, along with our company-wide sales growth, continue to support RTX’s adjusted segment margin1,3 expansion commitment of approximately 550 to 650 basis points from 2020 to 2025.
While the impact of the powder metal matter is not currently expected to have a significant impact to sales and margins in 2025, Pratt & Whitney’s free cash flow1,2 will be impacted. The exact timing of the cash impact is subject to a number of factors, and we currently estimate that the impact to 2025 free cash flow1,2 will be approximately $1.5 billion to RTX, resulting in estimated RTX 2025 free cash flow1,2 of approximately $7.5 billion.
RTX remains confident in its ability to return $33 - $35 billion in capital to its shareowners from the merger through 2025.
Management will provide additional details on this matter during the conference call being held on September 11, 2023 at 8:30 a.m. ET. The conference call will be webcast live on the company’s website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.
About RTX
RTX is the world's largest aerospace and defense company. With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2022 sales of $67 billion, is headquartered in Arlington, Virginia.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”), and free cash flow are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that may occur at irregular intervals (hereinafter referred to as “net significant and/or non-recurring items”). Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.  Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales. Adjusted segment operating profit (loss) represents the combined operating profit (loss) (a GAAP measure) of our business segments, excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (the combined adjusted sales of our business segments). Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment.
Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. For the business segments, when applicable, adjustments of net sales similarly reflect continuing operations (a GAAP measure) excluding net significant and/or non-recurring items. Organic sales for the business segments similarly excludes the impact of foreign currency, acquisitions and divestitures, and net significant and/or non-recurring items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (“ROS”)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and net significant and/or non-recurring items.
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock and distribution of earnings to shareowners.
When we provide our expectation for adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTX of its segment realignment, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”), and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, bank failures and other banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) challenges in the development, production, delivery, support, and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly-competitive industries; (4) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTX or its suppliers and price increases; (5) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) the ability of RTX to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (8) risks relating to developments in the coronavirus disease 2019 (COVID-19) pandemic and the impact on RTX’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel, and significant business disruptions; (9) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses; (10) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (11) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (12) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, and the availability of credit, credit market conditions including the cost of debt, and other factors; (13) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (14) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, the Company’s segment realignment effective July 1, 2023, the merger, and other RTX strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTX and its businesses operate; (16) risks relating to addressing the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts, including those relating to the need for accelerated removals and inspections of a significant portion of the PW1100G-JM fleet, including the timing and costs relating thereto, and risks related to other engine models that may be impacted by the powder metal matter, as well as other issues that could impact RTX product performance, including quality, reliability or durability; (17) risks relating to a RTX product safety failure or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, threats to RTX facilities and personnel, as well as other events outside of RTX’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.